Exhibit 10

RESTRICTED STOCK AGREEMENT UNDER THE BROWN SHOE COMPANY, INC. INCENTIVE AND STOCK COMPENSATION PLAN OF 2002

                THIS AGREEMENT, made as of the 22nd day of May, 2003, by and between Brown Shoe Company, Inc., a New York corporation (hereinafter referred to as the "Company"), and _______________ (hereinafter referred to as the "Director" or "Awardee");

                WITNESSETH THAT:

                WHEREAS, the Board of Directors of the Company ("Board of Directors") has adopted and the shareholders of the Company have approved the Brown Shoe Company, Inc. Incentive and Stock Compensation Plan of 2002 (the "Plan") pursuant to which an aggregate of 1,500,000 shares of common stock of the Company ("Common Stock") may be granted to employees and directors of the Company and its subsidiaries; and

                WHEREAS, the Company desires to make a restricted stock award to the Director of One Thousand Six Hundred (1,600) shares under the terms hereinafter set forth:

                NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

                1. Award Subject to Plan. This award is made under, and is expressly subject to, all the terms and provisions of the Plan, a copy of which has been given to Awardee and which terms are incorporated herein by reference.

                2. Terms of Award. Pursuant to action of the Board of Directors, which action was taken on May 22, 2003 ("Date of Award"), the Company awards to the Director One Thousand Six Hundred (1,600) shares of the Common Stock of the Company, par value of $3.75 per share; provided, however, that the shares hereby awarded are nontransferable by the Director for a period commencing on the Date of Award and ending on the date of the Director's scheduled retirement date (the "Restriction Period"), except to the extent provided in Section 4 of this Agreement. During the Restriction Period the nontransferable Shares shall bear a legend indicating their nontransferability. If the Director's directorship terminates during the Restriction Period other than by reason of death or Disability, the Director shall forfeit the Shares. However, if the Director's directorship does not terminate, other than by reason of death or Disability, during the Restriction Period, the shares shall become fully vested and nonforfeitable at the end of the Restriction Period.

                3. Effect of Disability or Death on Vesting. In the event of the death or Disability of the Director while serving the Director's directorship with the Company during the Restriction Period, all shares of Common Stock described in Section 2 above shall become immediately free of such restrictions.

                4. Exceptions to Transfer Restrictions. Notwithstanding anything to the contrary in this Agreement or the Plan, the Director may transfer shares of Common Stock awarded under this Agreement to a revocable inter vivos (living) trust for the benefit of the Director; provided that, the restrictions on transfer provided in Section 1 of this Agreement and in the Plan shall continue to apply to the shares received by any such permitted transferee.

                5. Definitions; Copy of Plan. To the extent not specifically defined in this Agreement, all capitalized terms used in this Agreement will have the same meanings ascribed to them in the Plan. By execution of this Agreement, the Director acknowledges receipt of a copy of the Plan.

                6. Board Administration. This award has been made pursuant to a determination made by the Board of Directors, and such Board or any successor or substitute authorized by the Board of Directors in accordance with the Plan, and subject to the express terms of this Agreement, shall have plenary authority to interpret any provision of this Agreement and to make any determinations necessary or advisable for the administration of this Agreement and may waive or amend any provisions hereof in any manner not adversely affecting the rights granted to the Director by the express terms hereof.

                7. Amendment. This Agreement may be amended, in whole or in part, at any time by the Board of Directors or any successor or substitute authorized by the Board of Directors in accordance with the Plan; provided, however, that no amendment to this Agreement may adversely affect the Director's rights under this Agreement without the Director's written consent.

                IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf and the Director has signed this Agreement to evidence the Director's acceptance of the terms hereof, all as of the date first above written.

BROWN SHOE COMPANY, INC.

By:
Michael I. Oberlander
Vice PresidentGeneral Counsel and Corporate Secretary

Director